Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Guess?, Inc.:

We consent to the use of our reports dated March 8, 2005, with respect to the consolidated financial statements (and related financial statement schedule), management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Los Angeles, California
October 28, 2005